Exhibit 99.1

Wecast Network Announces New Member to its Board of Directors

New York, NY, April 20, 2017 – Wecast Network, Inc. (NASDAQ: WCST) (“Wecast” or the “Company” or “WCST”), announced today the appointment of Mr. Sean Wang to the Company's Board of Directors (“Board”), effective April 14, 2017.

Mr. Wang has founded or served senior executive roles in five start-ups in the areas of mobile devices, content and services, big data and wireless networking.

He was a co-Founder and CEO of Dragontech Ventures, a venture capital firm founded in 2000. During his time there, he was ranked a Top 10 Venture Capitalist in China twice by Zero2IPO. Prior to that he was a Deputy General Manager of China International Capital Corporation (CICC), a joint venture between Morgan Stanley and China Construction Bank. He was also a Senior Regional Analyst heading Telecommunications and Technology Research at Nikko Research Center (Hong Kong) Ltd.

He was an Associate Professor (with tenure) of Electrical and Computer Engineering at the University of Victoria, B.C. Canada and an Associate Professor of Information Engineering at the Chinese University of Hong Kong. Additionally, he served as an Industrial Fellow of the Telecommunications Advancement Organization of Japan for international collaboration and a British Columbia Advanced Systems Institute Fellow for technology transfer from academia to industry.

He received a Ph.D. in Electrical and Computer Engineering from the University of Victoria, BC, Canada in 1988 and has been a CFA charter holder since 2001.

Mr. Wang is currently the Chief Investment Officer of Sun Seven Stars Media Group.

In addition to today’s Board addition, Mrs. Polly Wang and Mr. Xuesong Song have both stepped down as members of the Board effective April 14, 2017.

Chairman Bruno Wu, commenting on the Board changes, stated, “We are very pleased to welcome Sean Wang to our Board of Directors. His wide-ranging experience and proven business leadership will serve as a major asset to Wecast Network. Over the past several months the Board has increased the Company’s capabilities to accelerate the Company’s journey to become the leading provider of total B2B business solutions for today’s constantly evolving business landscape. With our excellent executive team along with today’s Board addition, Wecast is well prepared to deliver on both its long-term and short-term performance goals. I would like to also sincerely thank Mrs. Polly Wang and Mr.

Xuesong Song for their exemplary work and tireless commitment to the Wecast Board. I look forward to   continue  working   with   them   in   the   future.   In   the  meantime,  the Board is currently  conducting a search process and intends to increase the number of independent director(s) on the Board to further strengthen the Board’s breadth of talent and background and to achieve an independent majority on the Board.”

About Wecast Network, Inc.

Wecast Network is aiming to be the leading provider of total B2B business solutions for today’s constantly evolving business landscape. With a focus on “BASE” or Blockchain, Artificial Intelligence, Supply Chain & Exchanges, Wecast is organized into three cloud-based categories and business units: Smart Intellectual Property Cloud, Smart Sales Cloud (Products), and the Transactional Cloud. With the three clouds functioning both independently and interdependently, Wecast is creating a vertical, transactional and flexible platform for today’s global enterprises.

The Company’s mission and vision is to be the world’s leading cloud-based, total B2B enterprise solution + platform provider that empowers businesses to grow with Big Data technology.

Safe Harbor Statement

This press release contains certain statements that may include "forward looking statements." All statements other than statements of historical fact included herein are "forward-looking statements." These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

CONTACT:

Jason Finkelstein

Wecast Network, Inc.

212-206-1216